Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Pharmacyclics, Inc.’s Transition Report on Form 10-K for the six-month period ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 28, 2013